ARTICLES OF AMENDMENT

           GENERAL GOVERNMENT SECURITIES MONEY MARKET FUNDS, INC., a Maryland corporation having its principal office in the State of Maryland at 300 East Lombard Street, Baltimore, Maryland (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

                FIRST: The charter of the Corporation is amended by making the following changes in the names of certain classes of Common Stock, par value $.001 per share, of the Corporation, as follows:

              Old Name                           New Name
1.    Common Stock, without further  General Government Securities
      designation (marketed as       Money Market Fund-Class A
      Class A Shares of the General  Common Stock
      Government Securities Money
      Market Fund series)
2. Class B Common Stock, without General Government Securities further designation (marketed Money Market Fund-Class B
      as Class B Shares of the       Common Stock
      General Government Securities
      Money Market Fund series)

                SECOND: These Articles of Amendment were approved by at least a majority of the entire Board of Directors of the Corporation and are limited to changes expressly authorized by Section 2-605 of Title 2 of the Maryland General Corporation Law to be made without action by the stockholders of the Corporation.

           The undersigned Vice President of the Corporation acknowledges these Articles of Amendment to be the corporate act of the Corporation and states that, to the best of such officer's knowledge, information and belief, the matters and facts set forth in these Articles with respect to the authorization and approval of the amendment of the Corporation's charter are true in all material respects, and that this statement is made under the penalties of perjury.

           IN WITNESS WHEREOF, General Government Securities Money Market Funds, Inc. has caused this instrument to be signed in its name and on its behalf by its Vice President, and witnessed by its Assistant Secretary, as of the 3rd day of October, 2001.

                               GENERAL GOVERNMENT SECURITIES
                                 MONEY MARKET FUNDS, INC.



                               BY:  /S/MARK N. JACOBS
                                   -------------------
                                    Mark N. Jacobs
                                    Vice President

WITNESS:



/S/STEVEN F. NEWMAN
-------------------
Steven F. Newman
Secretary